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                                                                 Exhibit (5)(b)

[LOGO] AMERICAN GENERAL

American General Life Insurance Company, (AGL)                 Single Premium Immediate Variable Annuity
A member company of American International Group, Inc.     Application Supplement for Variable Contracts
Home Office: Houston, Texas

                                                       This supplement must accompany the Single Premium
Instructions: Please type or print in black ink.                   Immediate Annuity (SPIA) application.

1. Annuitant Information         Supplement to the SPIA Application

John Doe                        123-45-6789                11/20/2003
Name(s) of proposed       Social Security Number(s) Date of SPIA application
  Annuitant/Joint
  Annuitants

2. Initial Allocation Percentages

   2A. Variable Division Options 100%* Fixed Account ______%*

 * Total of percentages allocated to the variable Division and Fixed Account must equal 100% of the total premium for the contract.

   2B. Of the premium allocated to the variable Division in Section 2A, indicate on a percentage (%) basis how the premium is to be allocated to each investment option below. At minimum, five percent (5%) must be allocated to each investment option chosen, percentages must be allocated in whole numbers, and the total of all the percentages allocated must equal 100%.

                                                                 PREMIUM
                                                                ALLOCATION
                                                                ----------
     AIM Variable Insurance Funds
     AIM VI International Growth                                      100%
     The Alger American Fund
     Alger American Leveraged AllCap                             ________%
     Alger American MidCap Growth                                ________%
     American Century Variable Portfolios II, Inc.
     American Century VP II Inflation Protection                 ________%
     American Century Variable Portfolios, Inc.
     American Century VP Value                                   ________%
     Credit Suisse Trust
     Credit Suisse Trust Small Cap Growth                        ________%
     Fidelity Variable Insurance Products
     Fidelity VIP Asset Manager (SM)                             ________%
     Fidelity VIP Contrafund(R)                                  ________%
     Fidelity VIP Equity-Income                                  ________%
     Fidelity VIP Freedom 2020                                   ________%
     Fidelity VIP Freedom 2025                                   ________%
     Fidelity VIP Freedom 2030                                   ________%
     Fidelity VIP Growth                                         ________%
     Fidelity VIP Mid Cap                                        ________%
     Franklin Templeton Variable Insurance Products Trust
     Franklin Templeton VIP Franklin Small Cap Value Securities  ________%
     Franklin Templeton VIP Franklin U.S. Government             ________%
     Franklin Templeton VIP Mutual Shares Securities             ________%
     Franklin Templeton VIP Templeton Foreign Securities         ________%
     Janus Aspen Series
     Janus Aspen International Growth                            ________%
     Janus Aspen Mid Cap Growth                                  ________%
     J.P. Morgan Series Trust II
     JPMorgan Small Company                                      ________%
     MFS(R) Variable Insurance Trust
     MFS(R) VIT New Discovery                                    ________%
     MFS(R) VIT Research                                         ________%
     Neuberger Berman Advisers Management Trust
     Neuberger Berman AMT Mid-Cap growth                         ________%
     Oppenheimer Variable Account Funds
     Oppenheimer Balanced Fund/VA                                ________%
     Oppenheimer Global Securities Fund/VA                       ________%
     PIMCO Variable Insurance Trust
     PIMCO VIT CommodityRealReturn Strategy                      ________%
     PIMCO VIT Real Return                                       ________%
     PIMCO VIT Short-Term                                        ________%
     PIMCO VIT Total Return                                      ________%
     Pioneer Variable Contracts Trust
     Pioneer Mid Cap Value VCT                                   ________%
     Putnam Variable Trust
     Putnam VT Diversified Income                                ________%
     Putnam VT International Growth and Income                   ________%
     SunAmerica Series Trust
     SunAmerica ST Aggressive Growth                             ________%
     SunAmerica ST SunAmerica Balanced                           ________%
     VALIC Company I
     VALIC Company I International Equities                      ________%
     VALIC Company I Mid Cap Index                               ________%
     VALIC Company I Money Market I                              ________%
     VALIC Company I Nasdaq-100(R) Index                         ________%
     VALIC Company I Science & Technology                        ________%
     VALIC Company I Small Cap Index                             ________%
     VALIC Company I Stock Index                                 ________%
     Van Kampen Life Investment Trust
     Van Kampen LIT Growth and Income                            ________%
     Vanguard Variable Insurance Fund
     Vanguard VIF High Yield Bond                                ________%
     Vanguard VIF REIT Index                                     ________%

 AGLC100819-2003                 Page 1 of 3                          Rev0406

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3. Assumed Investment Return (AIR)

   Select the percentage required to maintain level variable Income Payments.
   The AIR is a factor used in calculating the initial and subsequent variable
   Income Payments. [X] 3.5% [ ] 5%

4. Automatic Rebalancing

   Division assets will be automatically rebalanced based on the premium allocation percentages designated on Page 1 of this form. These allocations will remain in effect until changed by the owner. If the Fixed Account has been designated for premium allocation, the rebalancing will be based only on the proportion allocated to the variable Divisions. Any future changes to automatic rebalancing must be in writing. Please refer to the prospectus for more information on the automatic rebalancing option.

   [X] Elect Automatic Rebalancing

   Check Here for Automatic Rebalancing Frequency:
   [X] Quarterly    [ ] Semi-Annually    [ ] Annually

5. Semi-Annual Benefit Leveling

   Monthly variable Income Payments will be adjusted to reflect the performance of the variable Divisions once every 6 months, instead of with every payment. Semi-Annual Benefit Leveling will automatically renew every 6 months unless otherwise revoked. Selecting benefit leveling will affect withdrawal provisions available under the contract. Refer to the prospectus for more information on Semi-Annual Benefit Leveling.

   [ ] Elect Semi-Annual Benefit Leveling

6. Telephone Authorization

   Unless the box below is checked, telephone transfer authorization is automatically available.

   [ ] I do not want telephone authorization privileges.

   AGL will not be responsible for any claim, loss or expense based upon telephone instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my SPIA immediate variable annuity contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

7. Suitability           All Questions Must be Answered

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
1.      Have you, the Owner, received the Single Premium Immediate Variable Annuity prospectus and
        the prospectuses describing the Investment Options?                                                   [X] yes [ ] no

        (If "yes," please furnish the Prospectus dates.)

        Single Premium Immediate Variable Annuity Prospectus:                                      01/15/2004

        Investment Option Prospectus                                                               05/05/1993

        Supplements (if any):
                                                                                                   -----------

2.      Do you understand and acknowledge:

    a.  THAT THE CONTRACT APPLIED FOR IS VARIABLE AND EMPLOYS THE USE OF
        SEPARATE ACCOUNTS. YOU NEED TO RECEIVE AND UNDERSTAND CURRENT
        PROSPECTUSES FOR THE ANNUITY CONTRACT AND THE UNDERLYING
        ACCOUNT?                                                                                              [X] yes [ ] no

    b.  THAT BENEFITS, VALUES OR INCOME PAYMENTS BASED ON PERFORMANCE
        OF THE SEPARATE ACCOUNT MAY VARY; AND

        (1) ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER INSURANCE COMPANY, THE
            U.S. GOVERNMENT, ANY STATE GOVERNMENT, OR REGULATORY AGENCY?                                       [X] yes [ ] no

        (2) ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY
            OTHER AGENCY, FEDERAL OR STATE AGENCY?                                                             [X] yes [ ] no

    c.  ALL INVESTMENT RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS PLACED IN THE
        FIXED ACCOUNT OPTION?                                                                                  [X] yes [ ] no

    d.  THE AMOUNT OR DURATION OF THE DEATH BENEFIT, IF ANY, MAY INCREASE OR
        DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE
        ACCOUNT?                                                                                               [X] yes [ ] no

    e.  THE INCOME PAYMENTS MAY INCREASE OR DECREASE, DEPENDING ON THE
        INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT AND CERTAIN EXPENSE
        DEDUCTIONS?                                                                                            [X] yes [ ] no

    f.  LIFE CONTINGENT INCOME PAYMENTS ARE PAYABLE ONLY DURING THE LIFE OF THE
        ANNUITANT(S)?                                                                                          [X] yes [ ] no

3.  Do you believe the Contract you selected meets your insurance and investment objectives and your
      anticipated financial needs?                                                                             [X] yes [ ] no

 AGLC100819-2003                 Page 2 of 3                          Rev0406

8. Owner's Signatures

REQUIRED

       X   John Doe
           ------------------------------------------------   11/20/2003
                                                              ----------
           Owner's Signature                                  Date
       X
           ------------------------------------------------   --------
           Joint Owner's Signature (if applicable)            Date

           Signed at (CITY/STATE/ZIP)     Houston, TX 77019

9. Agent Signatures

REQUIRED

    X   Joe Agent
        -----------------------------
        Agent/Broker Signature

        Joe Agent
        -----------------------------
        Print Agent/Broker Name

        123456
        -----------------------------                11/20/2003 713-111-1111
                                                     -----------------------
        Agent/Broker Number                          Date       Phone Number

        2727-A Allen Parkway, TX 77019
        --------------------------------------------
        Agent/Broker Address (STREET/CITY/STATE/ZIP)

OPTIONAL

X                                     X
    ---------------------------           ---------------------------------
    Additional Agent/Broker Signature     Additional Agent/Broker Signature

X                                     X
    ---------------------------           ---------------------------------
    Additional Agent/Broker Number        Additional Agent/Broker Number

10. Principal Signatures

REQUIRED

--------------------            ------------------
Principal Signature             Broker/Dealer Name
--------------------------------------------------
Principal Name

--------------------            ------------------
State License Number            Principal Number

 AGLC100819-2003                 Page 3 of 3                          Rev0406